UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 30, 2006 (May 25, 2006)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Gay Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 25, 2006 (the “Effective Date”), WTM Glimcher, LLC (“WTM”), an affiliate of Glimcher Realty Trust (the “Registrant”), entered into a Loan Agreement (the “Agreement”) with Morgan Stanley Credit Corporation (“Morgan”) to borrow $60,000,000 (the “Loan”). The Loan is represented by two promissory notes secured by a first mortgage lien and an assignment of leases and rents on the Registrant’s Weberstown Mall located in Stockton, CA (the “Property”). The mortgage and assignment are evidenced by a: i) Deed of Trust and Security Agreement and ii) Assignment of Leases and Rents, each dated as of the Effective Date. The existing loan on the Property reached maturity and was repaid by the Registrant.

Under the Agreement, the Loan has a fixed interest rate of 5.90% per annum and a maturity date of June 8, 2016. The Agreement requires WTM to make interest only periodic payments with all outstanding principal and accrued interest being due and payable at the maturity date. The Agreement does not permit WTM to make any prepayments on outstanding principal until three months prior to the maturity date. All outstanding principal and accrued interest shall be due and payable at the maturity date. Morgan has the right under the Agreement to securitize the Loan and the Agreement contains default and defeasance provisions customary for transactions of this nature. Morgan may accelerate repayment of all outstanding amounts owed by WTM under the Loan in the event of a default that remains uncured. As part of the Loan transaction, the Registrant’s affiliate, Glimcher Properties Limited Partnership (“GPLP”), entered into a guarantee agreement with Morgan, dated as of the Effective Date, under which GPLP guarantees to protect Morgan against losses that Morgan may incur by reason of intentional misrepresentations or misappropriations by WTM or following certain intentional defaults by WTM.

Morgan has had other financing arrangements with the Registrant and its affiliates in the past. A copy of the press release announcing the execution of the Agreement is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01.

Item 9.01  Exhibits.

(d)	Exhibits

99.1	Press Release of Glimcher Realty Trust, dated May 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust (Registrant)

Date: May 30, 2006	/s/ George A. Schmidt
George A. Schmidt Executive Vice President, General Counsel & Secretary